The undersigned, as a Section 16 reporting person of Grove Collaborative Holdings, Inc. (the ?Company?), hereby constitutes and appoints Janae De Crescenzo, Scott Giesler, and Barbara Wallace the undersigned's true and lawful attorneys-in-fact to:

   1. Complete and execute Forms 3, 4 and 5, Forms 144, and other forms and all amendments thereto as such attorneys-in-fact shall in their discretion determine to be required or advisable pursuant to Section 16 of the Securities Exchange Act of 1934 (as amended) (the ?Exchange Act?) and the rules and regulations promulgated thereunder, Rule 144 under the Securities Act of 1933
 (as amended) (?Rule 144?), or any successor laws and regulations, as a consequence of the undersigned's ownership, acquisition or disposition of securities of the Company; and

   2. Do all acts necessary in order to complete and file such forms with the Securities and Exchange Commission, any securities exchange or national association, the Company and such other person or agency as the attorneys-in-fact shall deem appropriate and perform any and all other acts which are necessary or desirable in connection with the foregoing.

        The undersigned hereby ratifies and confirms all that said attorneys-in -fact and agents shall do or cause to be done by virtue hereof. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, is not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with Section 16 of the Exchange Act.

        This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4 and 5 with respect to the undersigned's holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the Company and the foregoing attorneys-in-fact.

        The undersigned hereby terminates all prior powers of attorney regarding the subject matter hereof.

        IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of August 18, 2025.

		Signature: /s/ Kathryn Low Anderson
									 					                Name: Kathryn Low Anderson